UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2004, Cricket Communications, Inc., a wholly-owned subsidiary of the registrant, Leap Wireless International, Inc. (Leap), entered into a Credit Agreement dated as of December 22, 2004 by and among Cricket Communications, Inc., a Delaware corporation, as Lender, Alaska Native Broadband 1 License, LLC, a Delaware limited liability company, as Borrower, and Alaska Native Broadband 1, LLC, a Delaware limited liability company, as Guarantor. Leap previously disclosed Cricket’s entry into the Credit Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005, the text of which is incorporated herein by reference.

On January 26, 2005, the parties amended the Credit Agreement to increase the loans that could be made by Cricket to Borrower under the Credit Agreement from up to $69.5 million to up to $89.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

February 11, 2005	By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President & Chief Financial Officer